Exhibit 99.1

SOURCECORP Provides NASDAQ Listing Update, Finalizes Restatement of Operating Results, Announces 3rd Quarter 2004 Operating Results and Comments on 2005 Guidance

DALLAS, Texas (March 23, 2005) – SOURCECORP, Incorporated (NASDAQ: SRCPE) (the “Company”) today is pleased to announce the completion of its restatement of certain financial information on an unaudited basis for the years ended December 31, 2001, 2002, 2003, and the six months ended June 30, 2004 (collectively, the “Restatement Period”).  In addition, the Company is providing a NASDAQ listing exception update, providing a Credit Agreement update, and reporting for the first time its results for the quarter ended September 30, 2004.

Nasdaq Update

As previously announced, the NASDAQ Listing Qualification Panel previously granted the Company a listing requirements exception that contemplated among other things that the Company would file its third quarter 2004 Quarterly Report on Form 10-Q and certain prior period financial information by March 16, 2005.  The Company requested a further modification to its NASDAQ exception to contemplate the filing of its third quarter 2004 Quarterly Report on Form 10-Q, and certain unaudited prior period financial information, by March 23, 2005 (which the Company believes it will have complied with by the end of today), and the filing of its 2004 Annual Report on Form 10-K by March 31, 2005.  By letter dated March 22, 2005, the NASDAQ Listing Qualification Panel granted this modified exception with the additional requirement that the Company by March 31, 2005, provide the Panel with a brief written summary of the status and focus of the Company’s previously disclosed SEC investigation, which the Company intends to provide.  If the Company is unable to satisfy all of the requirements of the modified exception, the Company’s Common Stock would be delisted from trading on the NASDAQ Stock Market unless an additional exception is considered and granted.

Restatement

As previously announced, the Company, with the oversight and approval of the Audit Committee of its Board of Directors, conducted an investigation of the financial results of one of its operating subsidiaries in the Information Management and Distribution reportable segment.  The findings of the investigation concluded that the operating subsidiary had incorrectly recognized revenue for certain customer arrangements and omitted certain expenses from its financial results reported to the Company.  Collectively, the incorrect revenue recognition and expense omission issues resulted in overpayments and over accruals by the Company to the former owners of the operating subsidiary of earn-out amounts payable under the earn-out provisions of the acquisition agreement for the operating subsidiary.  The earn-out overpayments and over accruals were originally recognized as additional goodwill of the acquired business by the Company in its financial statements.

As a result of the restatement, the Company has expensed the earn-out overpayments during the period of payment.  The following table identifies (1) the cumulative adjustments for the Restatement Period to be reflected in the Company’s restated financial statements, (2) the percentage of the Company’s previously publicly reported results represented by the restatement adjustments and (3) the ranges of possible adjustments the Company has previously disclosed:

Cumulative Restatement Adjustments

For Years Ended December 31, 2001, 2002 and 2003,

and the Six Months Ended June 30, 2004

(In millions)

	Cumulative Change to Previously Reported	% of Amounts Previously	Previously Disclosed Ranges of Adjustments
(Amounts are from continuing operations)	Results	Reported	Low End	High End
Decrease in revenue	$16.6	1.2%	$12.1	$21.3

Increase in SG&A	$1.5	0.4%	$1.0	$1.2

Decrease in income from continuing operations before taxes and earn-out overpayments (1)	$18.1	20.3%	$13.1	$22.5

Earn-out overpayments (2)	$15.8	N/A	$12.8	$18.8

Decrease in income from continuing operations before taxes	$33.9	38.1%	$25.9	$41.3

(1): Income from continuing operations before taxes and earn-out overpayments is a Non GAAP measure.  Management believes that this Non GAAP presentation is meaningful in analyzing the restatement impact on previously publicly reported financial statements.

(2): During the 3rd quarter of 2004, subsequent to the Restatement Period, the Company expensed an additional $10.2 million of excess earn-out payments related to the restatement adjustments.  The January 21, 2005 guidance range included the $10.2 million earn-out overpayment an adjustment to be made during the Restatement Period.  The above presentation has removed the $10.2 million charge from the guidance range.

Today the Company is filing with the Securities and Exchange Commission on Form 10-Q/A an amendment of previously issued condensed consolidated financial statements for the three months ended March 31, 2004 and the three and six months ended June 30, 2004.  Included in the Form 10-Q/A filing for the first quarter of 2004 is a detailed description of the issues giving rise to the restated financial information and a detailed presentation of the financial statement information affected by the restatement on an unaudited basis.  The following table provides certain restated financial information for the Restatement Period:

Restated Financial Results

(In millions, except earnings per share)

	Full Year 2001	Full Year 2002	Full Year 2003	Year-to-Date June 30, 2004
Revenue	$396.9	$378.5	$378.2	$194.8

Income from continuing operations before taxes	$(25.3)	$31.8	$33.2	$15.4

Add: Earn-out overpayment	—	8.6	7.2	—

Pro forma income from continuing operations before taxes (1)	$(25.3)	$40.4	$40.4	$15.4

Diluted earnings per share from continuing operations	$(1.44)	$1.13	$1.20	$0.56

Add: EPS effect of earn-out overpayment	—	0.31	0.26	—

Pro forma diluted earnings per share from continuing operations (1)	$(1.44)	$1.44	$1.46	$0.56

(1)               Pro forma income from continuing operations before tax and pro forma diluted earnings per share from continuing operations are calculated as GAAP reported amounts plus the effect of earn-out overpayments.  Management believes that the pro forma presentation is meaningful in analyzing year-over-year operating trends.

Credit Facility Update

Pursuant to the terms of the Company’s 2001 Credit Agreement, Earnings Before Interest, Depreciation and Amortization is used in calculating certain leverage and fixed cost coverage ratios.  The Company exceeded the allowable leverage ratio of 2.5 times for the quarters ended June 30, 2004 and September 30, 2004 as a result of the earn-out overpayments, previously discussed.  This has resulted in a default under the 2001 Credit Agreement.  As a result, the Company has classified the debt under such Credit Agreement as a Current Maturity included in the current liability section of its balance sheet, until such time as an appropriate amendment is in place.  The Company is currently working with its lenders to secure such an amendment and it is anticipated that this amendment will soon become effective.  In any event, as the maturity date of the debt under the 2001 Credit Agreement is April 1, 2006, unless the maturity date of such debt is subsequently modified, such debt will be classified as a Current Maturity on and after April 1, 2005.

Third Quarter 2004 Operating Results

The Company today reported $97.7 million of revenue for the third quarter of 2004 compared to $91.7 million for the same quarter of the prior year, an increase of 6.5%.

The Company’s 2004 revenue increase is largely driven by stronger volumes in the Information Management and Distribution operating segment, particularly with clients in the healthcare and financial services vertical markets.  Additionally, the Company experienced higher project revenue from its Legal offerings, including $2.0 million from the KeyPoint acquisition, which closed in the second quarter of 2004.

The Company reported a pre-tax loss from continuing operations of $2.2 million during the third quarter, which is largely due to the requirement to expense earn-out payments improperly paid during the quarter to the former owners of the investigated operating subsidiary.  The amount of such expense was $10.2 million.  This expense had the effect of reducing our EPS from continuing operations by $0.38 per share.  As a result, diluted earnings per share from continuing operations was $(0.02) which included a tax benefit of $0.06 per share.  On a pro-forma basis, excluding the effect of the $10.2 million earn-out overpayment, the Company earned pre-tax income from continuing operations of approximately $8.0 million or diluted earnings per share from continuing operations of $0.36.  The following table summarizes the Company’s reported earnings for the third quarter of 2003 (restated) and 2004, respectively:

Third Quarter Income From Continuing Operation Before Taxes

and Diluted Earning Per Share From Continuing Operations

(In millions, except earnings per share)

	Quarters Ended September 30,
	2003	2004	% Change
Revenue	$91.7	$97.7	6.5%

Income (loss) from continuing operations before tax	$4.1	$(2.2)	-153.7%

Add: Earn-out overpayment	7.2	10.2

Pro forma income from continuing operations before tax (1)	$11.3	$8.0	-29.2%

Diluted earnings (loss) per share from continuing operations	$0.15	$(0.02)	-111.8%

Add: EPS effect of earn-out overpayment	0.26	0.38

Pro forma earnings per share (1)	$0.41	$0.36	-12.2%

(1)               Pro forma income from continuing operations before tax and pro forma diluted earnings per share from continuing operations are calculated as GAAP reported amounts plus the effect of earn-out overpayments.  Management believes that the pro forma presentation is meaningful in analyzing year-over-year operating trends.

Third Quarter 2004 Cash Flows

The Company reported third quarter operating cash flows of $10.6 million.  On a pro-forma basis, the third quarter cash flows would have been $20.8 million, excluding the effect of expensing the earn-out overpayment of $10.2 million.  The following table summarizes the Company’s operating cash flows for the first half of 2004 and for the three and nine months ended September 30, 2004:

2004 Operating Cash Flows

(In millions)

	First Half	Q3	Q3 Y-T-D
Operating cash flow	$5.1	$10.6	$15.7
Add: Earn-out overpayment	—	10.2	107.2
Pro forma operating cash flow (1)	$5.1	$20.8	$25.9

(1)               Pro forma operating cash flows are calculated as GAAP reported operating cash flows plus the effect of earn-out overpayments. Management believes that the pro forma presentation is meaningful in analyzing year-over-year operating trends.

New Business Wins

The Company closed or renewed contracts during the third and fourth quarters of 2004 anticipated to produce total contract value of approximately $53 million and $72 million, respectively.  “We are pleased with our continued progress in sales and the fourth quarter of 2004 represents our fourth consecutive quarter of new business wins in excess of $50.0 million.  We believe our strong business wins are a direct result of the actions we have taken over the last two years in strengthening our national sales presence, an intense focus on customer satisfaction, and the investments made in our technology infrastructure and operating platforms”, stated Mr. Ed H. Bowman, Jr., President and CEO.   Total contract value closed during 2004 was a record $233 million, 94% above 2003’s total of approximately $120 million.

Total Contract Value Closed (1)

(in millions)

2002 Quarterly Average	2003 Quarterly Average	2004 Quarterly Average
$32.8	$30.1	$58.2

Note (1): Includes new business from new customers, new business from existing customers and renewal of existing customer contracts.

2005 Financial Guidance

The Company previously provided 2005 financial guidance for revenue of approximately $400 to $425 million and earnings per share from continuing operations in the range of $1.35 to $1.55 per share.  The earnings per share guidance included legal and investigation costs (approximately $0.09) that are expected to principally occur during the first quarter of 2005.  In addition, based on current trends evidenced during early 2005, in order to meet or exceed the low end of the previously provided guidance, the Company must experience stronger revenue volumes and profitability within its Legal and HealthSERVE service offerings.   Other factors that may cause actual results to deviate from previously provided revenue and per share guidance include, but are not limited to, variance from expected implementation costs associated with new contracts, variance from expected revenues or costs associated with existing contracts, the timing of commencement of new projects and sales results.

The guidance provided above specifically excludes any direct or indirect effects or impact on the Company’s financial results from the Company’s internal investigation, including, but not limited to, any associated penalties or potential customer remediation action and positive effects, if any, prior period restatements adjustments may have on 2005 financial results.

In addition, the Company completed the planned divestiture of a small operating subsidiary that provides application solutions to state and local governments during the first quarter of 2005.  Preliminarily, the Company expects that the sale will result in approximately a $0.01 loss per share from discontinued operations.

About SOURCECORP®

SOURCECORP, Incorporated provides business process outsourcing solutions and specialized high value consulting services to clients throughout the U.S. SOURCECORP focuses on business processes in information-intensive industries including healthcare, legal, financial services, government and transportation & logistics. Headquartered in Dallas, the Company serves clients throughout the United States through a network of locations in the U.S., Mexico and India.  SOURCECORP is a component of both the S&P SmallCap 600 Index and the Russell 2000 Index.

For more information about SOURCECORP’s solutions visit the SOURCECORP website at www.srcp.com.The statements in this press release that are not historical fact are forward-looking statements that involve risks and uncertainties, which could cause actual results to differ materially from such forward-looking statements. These forward-looking statements include, but are not limited to any financial estimates, projections, and estimates of future contract values included in this press release. The aforementioned risks and uncertainties include, without limitation, the actual final costs of our internal investigation, the company’s ongoing SEC investigation, the potential impairment of our ability to enter into government contracts as a result of the conduct that was the subject of our investigation, remediation costs relating to our investigation, the potential customer impact of the results of our investigation, the effect of our investigation and financial statement restatement on the trading price of our stock, the outcome of our currently pending putative securities class action matters, the risks of integrating our operating companies, of the timing and magnitude of technological advances, of the occurrences of a diminution in our existing customers’ needs for our services, of a change in the amount companies outsource business processes, of the impact to margins resulting from a change in revenue mix as well as the risks detailed in SOURCECORP’s filings with the Securities and Exchange Commission, including without limitation, those detailed under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K. SOURCECORP disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise, except as required by law.

Contact SOURCECORP:	Barry Edwards, EVP & Chief Financial Officer: 214.740.6690
Bryan Hill, VP & Chief Accounting Officer: 214.740.6695

SOURCECORP™

Condensed Consolidated Statements of Operations

In Thousands (Except Earnings Per Share)

(Unaudited)

	Three Months Ended September 30,
	2004	2003
		(As restated)
Total Revenue	$97,674	$91,728
Cost of services exclusive of depreciation	59,960	52,542
Depreciation	3,262	3,192
Gross Profit	34,452	35,994
SG & A Expenses	25,171	24,058
Earn-out Overpayment	10,165	7,223
Amortization	313	89
Operating Income	(1,197)	4,624
Interest and other (income) expense, net	1,024	580
Income (loss) from continuing operations before income taxes	(2,221)	4,044
Provision for income taxes	(1,805)	1,619
Income (loss) from continuing operations	(416)	2,425
Income (loss) from discontinued operations net of tax	(261)	(118)
Net income (loss)	$(677)	$2,307

Net income (loss) per share
Basic
Continuing Operations	$(0.02)	$0.15
Discontinued Operations	(0.02)	(0.01)
Total Operations	$(0.04)	$0.14
Diluted
Continuing Operations	$(0.02)	$0.15
Discontinued Operations	(0.02)	(0.01)
Total Operations	$(0.04)	$0.14
Weighted Average Common Shares Outstanding
Basic	15,781	16,188
Diluted	15,781	16,355

	Nine Months Ended September 30,
	2004	2003
		(As restated)
Total Revenue	$292,497	$280,341
Cost of services	175,295	163,783
Depreciation	9,466	9,324
Gross Profit	107,736	107,234
SG & A Expenses	80,982	71,882
Earn-out Overpayment	10,165	7,223
Amortization	714	266
Operating Income	15,875	27,863
Interest and other (income) expense, net	2,745	2,587
Income (loss) from continuing operations before income taxes	13,130	25,276
Provision for income taxes	4,335	10,115
Income (loss) from continuing operations	8,795	15,161
Income (loss) from discontinued operations net of tax	(2,561)	(281)
Net income (loss)	$6,234	$14,880

Net income (loss) per share
Basic
Continuing Operations	$0.55	$0.92
Discontinued Operations	(0.16)	(0.02)
Total Operations	$0.39	$0.90
Diluted
Continuing Operations	$0.54	$0.91
Discontinued Operations	(0.16)	(0.02)
Total Operations	$0.38	$0.89
Weighted Average Common Shares Outstanding
Basic	15,964	16,571
Diluted	16,300	16,654

SOURCECORP™

CONDENSED CONSOLIDATED BALANCE SHEETS

In Thousands

(Unaudited)

	September 30, 2004	December 31, 2003
		(As restated)

ASSETS

CURRENT ASSETS
Cash	$1,905	$2,097
Accounts receivable (net)	66,358	63,522
Deferred tax receivable	1,011	3,000
Other current assets	—	14,658
Assets of discontinued operations	13,351	11,323
Total current assets	82,625	94,600

Property, plant & equipment (net)	39,101	35,902
Goodwill and other intangibles (net)	325,986	311,644
Other non-current assets	10,190	10,384

Total Assets	$457,902	$452,530

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$40,305	$52,375
Current maturities of long-term obligations	90,611	209
Liabilities of discontinued operations	—	5,423
Total current liabilities	130,916	58,007

Long-term debt	1,766	73,390
Deferred taxes and other long-term liabilities	33,490	28,056

Total Liabilities	166,172	159,453

STOCKHOLDERS’ EQUITY
Common Stock	158	162
Additional paid-in capital	194,949	194,999
Treasury stock	(501)	(982)
Deferred compensation	(4,928)	(2,327)
Retained earnings	102,052	101,225
Total Stockholders’ Equity	291,730	293,077

Total Liabilities and Stockholders’ Equity	$457,902	$452,530

SOURCECORP™

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In Thousands

(Unaudited)

	Nine Months Ended September 30,
	2004	2003
		(As restated)
Net income from continuing operations	$8,795	$15,161

Adjustments to reconcile net income to cash provided by operating activities

Depreciation and amortization	10,180	9,591
Deferred tax provision	168	3,288
Compensation expense on restrict stock grants	1,751	339
Loss (gain) on sale of property, plant & equipment	265	(344)
Changes in working capital	(5,443)	16,012
Net cash provided by operating activities from continuing operations	$15,716	$44,047

Cash flows from investing activities
Purchase of property, plant & equipment	(12,596)	(9,751)
Proceeds from disposition of property, plant & equipment	37	369
Proceeds from divestiture	6,812	—
Cash paid for acquisitions, net of cash acquired	(17,495)	(2,757)
Net cash used for investing activities from continuing operations	$(23,242)	$(12,139)

Cash flow from financing activities
Proceeds from exercise of common stock options	481	173
Cash paid for common stock repurchased	(10,071)	(18,557)
Proceeds from long-term obligations	246,956	167,617
Principal payments on long-term obligations	(228,436)	(185,748)
Cash paid for debt issuance costs	—	(305)
Net cash provided by (used for) financing activities from continuing operations	$8,930	$(36,820)

Net cash provided by (used in) operating activities from discontinued operations	(1,596)	2,313

Net increase (decrease) in cash and cash equivalents	$(192)	$(2,599)

Cash and cash equivalents, beginning of period	2,097	3,217

Cash and cash equivalents, end of period	$1,905	$618